EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2004 relating to the financial statements of Ciena Corporation, which appears in Ciena Corporation’s Annual Report on Form 10-K for the year ended October 31, 2004.

/s/ PricewaterhouseCoopers LLP
McLean, VA
December 9, 2004